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                                                                   Exhibit 10.25

                                ESCROW AGREEMENT
                                ----------------

     This ESCROW AGREEMENT (the "Agreement") is made as of ___________, 1998, by and between Cygnet Financial Corporation, a Delaware corporation ("Cygnet") and Norwest Bank Minnesota, National Association ("Escrow Agent").

                                    RECITALS

     A. At a meeting held on ___________, 1998, the shareholders of Ugly Duckling Corporation, a Delaware corporation ("UDC"), approved the separation of UDC and its existing subsidiaries into two publicly-held corporate groups (the "Split-up").

     B. In connection with the Split-up, UDC and Cygnet have executed a Capitalization Agreement, dated as of ___________, 1998 (the "Capitalization Agreement"), which sets forth the terms and conditions of certain major aspects of the Split-up.

     C. Pursuant to the Capitalization Agreement, Cygnet will make a rights offering (the "Rights Offering") to the existing shareholders of UDC and will distribute to such shareholders transferable rights (the "Rights") to purchase shares of the common stock, $.001 par value of Cygnet (the "Cygnet Common Stock"), for a subscription price of $7.00 per share (the "Subscription Price"). Each stockholder of record on the record date for the Rights Offering will receive one (1) Right for every four (4) shares of UDC common stock, $.001 par value, held.

     D. Pursuant to the Rights Offering, the holders of the Rights will have twenty-one (21) days, unless extended (the "Exercise Period") after commencement of the Rights Offering to exercise such Rights.

     E. The Rights Offering will commence when all conditions thereto have been satisfied and Cygnet mails the certificates representing the Rights (the "Rights Certificates") to shareholders of UDC (the "Commencement Date"), and the Exercise Period will expire at 5:00 p.m. Minnesota time on the 21st day following the Commencement Date or such later date to which the Rights offering is extended (the "Expiration Date").

     F. In order to exercise the Rights, holders of the Rights, other than Ernest C. Garcia, II ("Garcia") or any corporation or other entity controlled by Garcia (an "Affiliate"), must surrender the Rights Certificates evidencing the Rights to be exercised, with the form of election to purchase thereon duly executed to Norwest Bank Minnesota, National Association, the distribution agent for the Rights Offering (the "Distribution Agent"), at the principal office of the Distribution Agent, together with payment of the Subscription Price in lawful money of the United States by certified check or money order payable to the Escrow Agent for each share of Cygnet Common Stock as to which the Rights are exercised, on or prior to the Expiration Date or thereafter pursuant to a Notice of Guaranteed Delivery in the form approved by the Company (a "Notice of Guaranteed Delivery") and received on or prior to the Expiration Date.
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     G.   Each Rights holder who elects to exercise all of his Rights may elect to purchase an additional number of shares of Cygnet Common Stock up to the number of shares of Cygnet Common Stock purchased upon exercise of such holder's Rights, out of the pool of Cygnet Common Stock offered pursuant to the Rights Offering ("Offered Shares") and not purchased upon exercise of the Rights (the "Over-Subscription Election"). The Over-Subscription Election may be exercised concurrently with the exercise of the related Rights by a holder (other than Garcia or his Affiliates) duly executing the form of Over-Subscription Election contained in the Rights Certificate, together with payment in full of the Subscription Price in lawful money of the United States by certified check or money order payable to the Escrow Agent for all shares of Cygnet Common Stock for which the Over-Subscription Election is exercised, on or prior to the Expiration Date or thereafter pursuant to a Notice of Guaranteed Delivery received on or prior to the Expiration Date.

     H. If the number of shares of Cygnet Common Stock elected for purchase pursuant to all Over-Subscription Elections properly effected by holders of the Rights (including the Over-Subscription Election, if any, of Garcia and his Affiliates ("Garcia Over-Subscription Elections") advised to the Escrow Agent pursuant to Section 4.A(iv) of this Agreement) shall exceed the excess of (a) the number of Offered Shares over (b) the number of shares purchased pursuant to the Rights (assuming that Garcia and his Affiliates will exercise all Garcia Rights (defined below) held by them as advised to the Escrow Agent pursuant to
Section 4.A(iv) of this Agreement and excluding shares designated for purchase pursuant to Over-Subscription Elections) (such excess being the "Unpurchased Allotment"), each holder who makes an Over-Subscription Election (including Garcia and his Affiliates) shall be authorized to purchase a pro rata portion of the Unpurchased Allotment determined by calculating the product of (a) a fraction, the numerator of which is equal to the number of shares of Cygnet Common Stock as to which the Over-Subscription Election of a holder is exercised or, in the case of Garcia or his Affiliates, will be exercised, as advised to the Escrow Agent pursuant to Section 4.A(iv) of this Agreement, and the denominator of which is the total number of shares of Cygnet Common Stock as to which all Over-Subscription Elections are exercised or, in the case of Garcia or his Affiliates, will be exercised, as advised to the Escrow Agent pursuant to
Section 4.A(iv) of this Agreement, and (b) the Unpurchased Allotment (the "Pro Rata Allocation").

     I. If a Rights holder who has made an Over-Subscription Election is unable to purchase the full number of shares subscribed for pursuant to such Over-Subscription Election due to the Pro Rata Allocation, the Subscription Price paid with respect to the shares such holder is unable to purchase (the "Overpaid Funds") will be returned to the electing Rights holder.

     J. Successful completion of the Rights Offering is contingent upon, among other things, the purchase of at least 75% of the Offered Shares (the "Required Purchase Amount").

     K. Garcia has agreed to exercise all of his Rights and to cause his Affiliates to exercise all of their Rights, and through the Over-Subscription Election related to his or their Rights and/or a standby purchase obligation (the "Standby Purchase Obligation"), Garcia or his Affiliates will purchase additional shares of Cygnet Common Stock available pursuant to the Rights Offering sufficient to satisfy the Required Purchase Amount.

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     L.   Pursuant to the Rights Offering, Garcia or his Affiliates will obtain
Rights to purchase approximately 25.2% of the Offered Shares ("Garcia Initial Rights") and may also purchase additional Rights during the Exercise Period (all Rights held by Garcia or his Affiliates immediately following the Expiration Date, including the Garcia Initial Rights, the "Garcia Rights"). Garcia or his Affiliates will exercise the Garcia Rights and any Garcia Over-Subscription Elections concurrently with the satisfaction of the Standby Purchase Obligation on the closing date of the Split-up (the "Closing Date") and will pay the subscription funds therefor ("Garcia Funds") directly to Cygnet on the Closing Date pursuant to procedures established in the Capitalization Agreement.

     M. Certified checks and money orders constituting the Subscription Price for all Cygnet Common Stock offered pursuant to the Rights Offering upon exercise of the Rights and related Over-Subscription Elections by all holders of Rights other than Garcia and his Affiliates are herein referred to as the "Subscription Funds."

     N. Pursuant to this Agreement, Cygnet desires to establish an escrow account maintained with the Escrow Agent in which the Subscription Funds will be deposited pending the Closing Date.

     O. The purpose of this Agreement is to comply with the provisions of Rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, and with the applicable securities laws of all states in which the Rights Offering is made.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

     1. Establishment of Escrow. Effective as of the date of this Agreement, Cygnet hereby establishes an escrow account with the Escrow Agent (the "Escrow Account"). Escrow Agent, by its signature hereon, accepts the escrow agency created by this Agreement, and agrees to carry out its duties as Escrow Agent hereunder pursuant to the terms and conditions contained herein.

     2. Deposits into the Escrow Account. All Subscription Funds received by the Distribution Agent from subscribers to the Cygnet Common Stock pursuant to the Rights Offering on or prior to the Expiration Date or thereafter pursuant to a Notice of Guaranteed Delivery delivered on or prior to the Expiration Date will be deposited with the Escrow Agent by three o'clock of the next business day after receipt of said monies, together with or followed promptly by a written account of each subscription (each a "Subscription Account"), which Subscription Accounts shall set forth, among other things, the subscriber's name and address, Social Security or taxpayer identification number, the number of shares purchased, the amount paid therefor, the form of subscription payment (which must be either a certified check or money order), the date of said check or money order, and the date received and delivered to the Escrow Agent. There shall also be deposited with the Escrow Agent a copy of each Over-Subscription Election executed by a Rights holder (other than Garcia or his Affiliates). All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount." Cygnet will instruct subscribers to Cygnet Common stock to make subscription payments directly to the Distribution Agent by

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certified check or money order payable to "NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, AS ESCROW AGENT FOR CYGNET FINANCIAL CORPORATION." Subscription Funds received that are payable to "Norwest Bank Minnesota, National Association, as Escrow Agent," or to "Cygnet Financial Corporation," or similar designations are also acceptable. Any Subscription Funds received that are made payable to a party other than the Escrow Agent or Cygnet shall be promptly returned by the Escrow Agent to the subscriber who submitted the payment. The Escrow Agent will promptly deposit all Subscription Funds received by it into the Escrow Account.

     If the aggregate Subscription Price paid by the holder is insufficient to purchase the aggregate number of shares subscribed for, then such holder will be deemed to have exercised first, the Rights and second, the Over-Subscription Election to the full extent of the payment tendered. If the aggregate Subscription Price paid by the holder exceeds the amount necessary to purchase the number of shares for which the holder has indicated an intention to subscribe, then the holder will be deemed to have exercised first, the Rights and second, the Over-Subscription Election to the full extent of the excess payment tendered.

     Subscriptions made after the expiration of the Exercise Period except pursuant to a Notice of Guaranteed Delivery delivered prior to the expiration of the Exercise Period shall be returned to the subscriber.

     Unless and until the Exercise Period has expired and the Required Purchase Amount has been achieved and the Escrow Amount is disbursed to Cygnet hereunder on the Closing Date, such funds shall not be, nor shall such funds be considered to be, assets or property of Cygnet, UDC, or any of their affiliates, or be subject to the debts of Cygnet, UDC or any of their affiliates.

     3. Escrow Period. The period for the existence of the escrow (the "Escrow Period") shall begin on the Commencement Date of the Rights Offering and shall terminate upon Escrow Agent's disbursement of all funds in the Escrow Account in accordance with Section 5 hereof, following the earlier to occur of the following dates:

          A.   The Closing Date;

          B. Thirty (30) days following expiration of the Exercise Period (the "Drop Dead Date"); or

          C. The date upon which a determination is made by Cygnet and UDC to withdraw or terminate the Rights Offering and/or the Split-up with notice of such determination being given to Escrow Agent (the "Termination Date").

     4.   Report and Notices.

          A. Cygnet shall advise the Escrow Agent in writing of (i) the Commencement Date no later than one business day following the Commencement Date; (ii) the Expiration Date and any extension thereof no later than one business day following (x) the Commencement Date or (y)


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each extension of the Expiration Date; (iii) the Closing Date no later than three business days prior thereto unless the Escrow Agent shall accept a shorter notice period; (iv) the number of Garcia Rights and the amount of any Garcia Over-Subscription Elections no later than one business day following the Expiration Date; (v) the acceptance or rejection of all subscriptions as soon as possible following the receipt by Cygnet of documentation evidencing such subscriptions; and (vi) its receipt on the Closing Date of the Garcia Funds and of the satisfaction of all conditions to the Split-up, along with instructions to the Escrow Agent to disburse the Escrow Amount to Cygnet in accordance with
Section 5.C. hereof.

          B. Within one business day following the Expiration Date, Escrow Agent will advise Cygnet of (i) the number of Rights exercised and of the amount of Over-Subscription Elections, (ii) the number of Rights and Over-Subscription Elections subject to Notices of Guaranteed Delivery, and (iii) the amount of Subscription Funds held in the Escrow Account and of any amounts therein that are not then in the form of collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash. Based on the subscription funds so held and assuming (i) the exercise by Garcia and his Affiliates of 100% of the Garcia Rights and Garcia Over-Subscription Elections and the delivery and payment of all subscription certificates and monies required to be delivered and paid pursuant to Notices of Guaranteed Delivery, no later than two business days following the Expiration Date the Escrow Agent shall determine the amount of additional subscription monies required to satisfy the Required Purchase Amount and shall so advise Cygnet.

          C. No later than two business days following the Expiration Date, the Escrow Agent shall calculate and shall advise Cygnet of the total Unpurchased Allotment and of the Pro Rata Allocation, if any, to each holder of Rights who shall have exercised an Over-Subscription Election, including any exercise of the Garcia Over-Subscription Elections, and of the Overpaid Funds due to each holder from the Escrow Account. This calculation shall be reconfirmed by Cygnet and the Escrow Agent on the date following the third business day after the Expiration Date when all funds held in the Escrow Account are held in the form of collected funds (the "Over-Subscription Determination Date").

     5. Disbursements from the Escrow Account. Escrow Agent will disburse monies from the Escrow Account as follows:

          A. Not later than two business days following the Over-Subscription Determination Date, the Escrow Agent shall refund any Overpaid Funds to each holder entitled thereto, without interest thereon, and the Escrow Agent shall notify Cygnet of its distribution of such funds.

          B. Not later than two business days following the Termination Date or the Drop Dead Date, the Escrow Agent shall promptly notify each subscriber of such fact and refund to each subscriber the amount received from such subscriber, without deduction, penalty, or expense to the

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subscriber, and without interest, and the Escrow Agent shall notify Cygnet of its distribution of the funds.

          C. On the Closing Date, following the notice and instructions to the Escrow Agent by Cygnet required pursuant to Section 4.A(vi) hereof, the Escrow Agent shall disburse the Escrow Amount (after any prior disbursements pursuant to Section 5.A and Section 6 hereof) to Cygnet. In no event will the Escrow Amount be released to Cygnet until such amount is received by the Escrow Agent in collected funds.

          D.   Escrow Agent shall also make any disbursements required by
Section 6 and Section 9 hereof.

          E. All funds returned to a subscriber pursuant to this Agreement shall be free and clear of any and all claims of Cygnet, UDC or any of their affiliates or creditors.

     6. Collection Procedure; Acceptance and Rejection of Subscriptions. The Escrow Agent is hereby authorized to deposit all Subscription Funds in the Escrow Account and to forward each certified check and money order for collection and, upon collection of the proceeds of each, deposit the collected proceeds in the Escrow Account. Any check returned unpaid to the Escrow Agent shall be returned to the subscriber. In such cases, the Escrow Agent will promptly notify Cygnet of such return and Escrow Agent will be reimbursed by Cygnet for any expenses so incurred.

     Cygnet shall have the ability to reject the subscription of any person in whole or in part if it shall determine that such subscription is not in proper form, and each such determination shall be final and binding on all parties. Cygnet will certify in writing to the Escrow Agent the fact of any rejection of any subscription, including the name of the subscriber whose subscription is rejected in whole or in part, the amount of funds submitted by the subscriber and the portion thereof that has been rejected. If Cygnet rejects any subscription or portion thereof for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber for the portion of his subscription so rejected. If Cygnet rejects any subscription or portion thereof for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check or money order for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check, or portion thereof so rejected, to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check or money order for collection and the subscription is rejected in whole, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber. If the Escrow Agent has not yet submitted a rejected subscriber's check or money order for collection and the subscription is rejected in part only, the Escrow Agent will submit the subscriber's check or money order for collection and will promptly issue a check for the rejected portion of the subscriber's subscription to the rejected subscriber after the Escrow Agent has cleared such funds. All funds returned to a rejected subscriber shall be without interest.


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     7.   Termination of the Rights Offering. In the absence of any notification by Cygnet of the Termination Date in accordance with Section 3.C hereof, Escrow Agent shall assume the Rights Offering and Split-up have not been terminated.

     8. Instructions to the Escrow Agent. Escrow Agent shall not accept instructions regarding the funds in the Escrow Account or the Rights Offering other than from an authorized representative of Cygnet. Ernest C. Garcia, II, Eric J. Splaver and Steven P. Johnson are currently the authorized representatives of Cygnet. Cygnet may notify Escrow Agent in writing of the designation of any substitute or additional authorized representative. Escrow Agent shall be entitled to rely on the written instructions of any authorized representative or of any substitute.

     9.   Investment of Escrow Amount. Unless otherwise agreed by Cygnet and
the Escrow Agent, the Escrow Agent will invest the Escrow Amount in            .
Following the termination of the Escrow Period, Escrow Agent shall deliver to Cygnet in a single, lump-sum payment all interest earned on funds in the Escrow Account. The amount of interest earned shall be calculated by the Escrow Agent and provided to Cygnet at the closing of the Escrow Account.

     10. Compensation of Escrow Agent. Cygnet shall pay the Escrow Agent a fee for its escrow services as previously agreed to by the parties in a transfer agent agreement. However, no such fee or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

     11. Resignation of Escrow Agent. Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving Cygnet at least thirty (30) days' notice in accordance with Section 14.A. If a successor escrow agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. As soon as practicable after its resignation, Escrow Agent shall turn over to a successor escrow agent appointed by Cygnet all monies and property held hereunder upon presentation to Escrow Agent of the document appointing the new escrow agent and its acceptance of such appointment and will be released from any further responsibility or obligation in connection with the Escrow Account on this Agreement.

     12. Duty and Liability of the Escrow Agent; Indemnification. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive funds hereunder and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether Cygnet is complying with the requirements of this Agreement. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order, or other document, and its sole


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responsibility shall be to act only as expressly set forth in this Agreement.
The Escrow Agent shall be under no obligation to institute or defend any action, suit, or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult with counsel in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

          Cygnet hereby indemnifies and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage, and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim, or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim, or proceeding is the result of the negligence or willful misconduct of the Escrow Agent. Within fifteen (15) days following the receipt by Escrow Agent of notice of any demand or claim or the commencement of any action, suit, or proceeding relating to this Agreement for which indemnification will be claimed hereunder, the Escrow Agent shall notify the Company in writing in accordance with the notification provisions of this Agreement. The Company may defend Escrow Agent with counsel reasonably satisfactory to it against any such demand or claim if it so notifies Escrow Agent within fifteen (15) days following receipt of a notice from Escrow Agent as described above.

     13. Maintenance of Records. The Escrow Agent shall maintain the Subscription Accounts provided to the Escrow Agent pursuant to Section 2 hereof and a record of all payments returned and disbursements made from the Escrow Account as provided in this Agreement. Cygnet and the Escrow Agent shall agree from time to time on the regular reports and the timing thereof that shall be made by the Escrow Agent regarding the Escrow Account. The Escrow Agent shall also provide Cygnet on reasonable request, from time to time in accordance with its normal procedures, such other information as shall be in the possession of the Escrow Agent as a result of its duties hereunder.

     14.  Miscellaneous.

          A. Notices. All notices, reports, instructions, requests, and other communications given under this Agreement ("Notices") shall be in writing, delivered by hand, by facsimile with confirmation of receipt, by receipted mail, or by delivery service, and shall be deemed given when received. Notices shall be addressed to the parties hereto at their addresses or facsimile numbers listed on the signature pages hereof. A party may change its address or numbers for Notices by giving notice to the other party in accordance with this paragraph.

          B. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Arizona (without taking into consideration its choice of law provisions).

          C. Entire Agreement. This Agreement, together with any exhibits and/or schedules referred to herein, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith.

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     D.   Assignment. All of the terms, covenants, conditions, and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and to their respective representatives, successors, and assigns.

     E. Captions; Headings. The captions and paragraph headings included in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

     F.   Recitals. The recitals herein are made by Cygnet only.

     G. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     H. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

     I. Severability. The invalidity of any provision hereof shall in no way affect the validity of any other provision hereof. Each of the parties shall at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

     IN WITNESS WHEREOF, Cygnet and the Escrow Agent have entered into this Agreement on the date first set forth above.


                                        CYGNET FINANCIAL CORPORATION






                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        Address for Notices:
                                        2525 East Camelback Road, Suite 1150
                                        Phoenix, Arizona 85016
                                        Facsimile: (602)____________________

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                                   NORWEST BANK, MINNESOTA, NATIONAL
                                   ASSOCIATION, AS ESCROW AGENT


                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________


                                   Address for Notices:

                                   _______________________________________

                                   _______________________________________

                                   Facsimile:_____________________________




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